UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Ping Identity Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	81-2933383
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1001 17th Street, Suite 100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-233421

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.         Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $0.001 per share, of Ping Identity Holding Corp. as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2019 (Registration No. 333-233421), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above referenced description included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.         Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are filed herewith or incorporated by reference because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 18, 2019

PING IDENTITY HOLDING CORP.
(Registrant)

By:	/s/ Lauren Romer
	Name:	Lauren Romer
	Title:	Chief Legal Officer and Secretary